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                                                               EXHIBIT 10.23

Schedule of January 1999 Promissory Notes of New York Bagel Enterprises, Inc. payable to the order of certain stockholders.

Lender
1.   Robert J. Geresi
2.   Paul T. Sorrentino
3.   Vincent J. Vrana
4.   David L. Murfin


Promissory Note Date
1.   January 15, 1999
2.   January 18, 1999
3.   January 18, 1999
4.   January 15, 1999